Exhibit 99.3

Archrock Announces Intention to Redeem All Outstanding

6.000% Senior Notes Due 2021

HOUSTON, March 7, 2019 — Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced that Archrock Partners, L.P. (“Archrock Partners”), a wholly-owned subsidiary of Archrock, intends to redeem all $350 million aggregate principal amount of its outstanding 6.000% senior notes due 2021 (CUSIP No. 30227CAB3) (the “Called Notes”).  The redemption is conditioned upon the consummation of Archrock Partners’ previously announced offer and sale of $500 million aggregate principal amount of senior notes due 2027 (the “Notes” and such offering, the “Notes Offering”), which is expected to close on March 21, 2019, subject to the satisfaction of customary closing conditions.  Archrock Partners Finance Corp., a wholly-owned subsidiary of Archrock Partners, is the co-issuer of the Called Notes and the Notes.

The redemption date for the Called Notes is expected to be April 5, 2019 (the “Redemption Date”).  The redemption price on the Redemption Date will equal 100% of the principal amount of the Called Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

Wells Fargo Bank, National Association, as trustee and paying agent, today distributed a notice of redemption to all registered holders of the Notes.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

About Archrock Partners

Archrock Partners is a leading provider of natural gas contract compression services to customers in the oil and natural gas industry throughout the United States. Archrock owns all of the limited and general partnership interests in Archrock Partners. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside Archrock or Archrock Partners’ control. Forward-looking information includes, but is not limited to: statements regarding Archrock Partners’ proposed Notes Offering, the completion of such offering, the proposed redemption and the completion of such redemption.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners’ and its customers; conditions in the oil and gas industry, including the level of production of, demand for or price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s and Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2018, and those reports set forth from time to time in Archrock’s and Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com.  Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart

Treasurer & VP of Investor Relations

281-836-8688

investor.relations@archrock.com